LIFE PARTNERS TO POST RECORD YEAR EARNINGS

WACO, TX — March 16, 2009 — Life Partners Holdings, Inc. (NasdaqGS: LPHI), parent company of Life Partners, Inc., today released its preliminary earnings for its fiscal year and fourth quarter ended February 28, 2009.  For the year, Life Partners expects to report a 46% increase in net earnings of $27.4 million or $1.84 per split-adjusted share compared to $18.8 million or $1.25 per split-adjusted share for the previous year.  Revenues for the year are expected to be $103.6 million, a 43% increase over the $72.6 million reported for last year.  All figures are adjusted for the 5-for-4 forward stock split which occurred on February 16, 2009.

For the quarter ended February 28, 2009, the company expects to report earnings of $7.2 million on revenues of $26.3 million or $.49 per split-adjusted share compared with $4.5 million on $18.1 million or $.30 per split-adjusted share for the same period last year.

Among other key financial results that LPHI expects to report are:

TWELVE MONTHS

	Ended 2-28-2009	Ended 02-29-2008	% of Change
Revenues	$103.6 million	$72.6 million	43% increase
Income from Operations	$40.4 million	$27.2 million	49% increase
Pre-tax Income	$42.2 million	$28.7 million	47% increase
Net Income	$27.4 million	$18.8 million	46% increase
Earnings Per Share	$ 1.84	$ 1.25	47% increase

FOURTH QUARTER

	Ended 2-28-2009	Ended 2-29-2008	% of Change
Revenues	$26.3 million	$18.1 million	45% increase
Income from Operations	$10.8 million	$ 6.8 million	59% increase
Pre-tax Income	$11.2 million	$ 7.1 million	58% increase
Net Income	$ 7.2 million	$ 4.5 million	60% increase
Earnings Per Share	$ 0.49	$ 0.30	63% increase

BALANCE SHEET COMPARISON

	As of 2-28-2009	As of 02-29-2008	% of Change
Current Assets	$31.9 million	$25.5 million	25% increase
Current Liabilities	$ 7.7 million	$8.0 million	4% decrease
Current Ratio	4.1 : 1	3.2 : 1
Working Capital	$24.2 million	$17.5 million	38% increase
Total Assets	$52.7 million	$31.9 million	65% increase
Total Liabilities	$ 8.4 million	$ 9.1 million	8% decrease
Shareholder Equity	$44.3 million	$22.8 million	94% increase

KEY RATIOS

	As of 2-28-2009	As of 02-29-2008
Return on Assets	64.8%	77.4%
Return on Equity	81.7%	123.1%
Operating Return On Capital	120.5%	178.2%

Life Partners Chief Executive Officer, Brian Pardo, said, “We are extremely pleased with our results for this year.  At a time when many companies are facing severe downturns in earnings, we are proudly growing our business and continuing to deliver value to our shareholders and our clients.  The demand for life settlements and our services continues to grow and our success is proven by these financial results.”

The Company plans to report its earnings in its annual Form 10-K to be filed with the Securities and Exchange Commission on or about May 14, 2009.

Life Partners is the world's oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called "life settlements". Since its incorporation in 1991, Life Partners has completed over 84,000 transactions for its worldwide client base of almost 22,000 high net worth individuals and institutions in connection with the purchase of over 6,000 policies totaling over $1.8 billion in face value.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, the growth in the life settlement market and our growth within that market, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements.  For information concerning these risks and uncertainties, see our most recent Form 10-K.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797 or info@ LPHI.com

Visit our website at: www.lphi.com

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